UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2019

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

90-92 Main Street, Wellsboro, PA	16901
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (570) 724-3411

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Par Value $1.00	CZNC	NASDAQ Capital Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2019, the Company’s Board of Directors increased the number of its Class III Directors from three to four members, thereby increasing the aggregate size of the Company’s Board of Directors to eleven members, and appointed Timothy E. Schoener to fill the vacancy created by such increase. Mr. Schoener’s appointment as Class III Director is effective immediately and his term will expire as of the annual meeting of shareholders date in 2020.

By Unanimous Consent of the Sole Shareholder in Lieu of a Meeting of the Shareholders dated July 18, 2019, the Company, as Sole Shareholder of Citizens & Northern Bank (the “Bank”) increased the aggregate size of the Bank’s Board of Directors to eleven members. On July 18, 2019, the Board of Directors of the Bank appointed Timothy E. Schoener to fill the vacancy created by the increase in the aggregate size of the Bank’s Board of Directors.

Timothy E. Schoener, age 56, currently serves as Vice President and Chief Information Officer for UPMC Susquehanna in Williamsport, PA. Mr. Schoener has been employed in various positions with UPMC Susquehanna and predecessor organizations since 1992. Mr. Schoener has a B.S. degree in Industrial Engineering from Penn State University and an M.B.A from Liberty University. Mr. Schoener serves with The College of Healthcare Information Management Executives (CHIME) and is also a member of the Healthcare Information Management Systems Society (HIMSS). He’s held his CHIME certification as CHCIO (Certified Healthcare Chief Information Officer) since 2015 and was issued his Certified Professional in Healthcare Information and Management Systems credentials by HIMSS in 2002.

It is expected that Mr. Schoener will serve on the Company’s Asset Liability Committee and the Bank’s Information Technology and Finance and Loan Committees.

Mr. Schoener will be compensated in accordance with the Company’s publicly disclosed director compensation policies for non-employee directors. No arrangements exist between the Company, or any other person, and Mr. Schoener, pursuant to which he was selected as a director.

The Company has had and expects in the future to have banking transactions in the ordinary course of business with its directors and their associates, including corporations, partnerships or other organizations in which the directors have a controlling interest. All loan and other transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features.

ITEM 9.01.	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit 99.1: Press Release issued by Citizens & Northern Corporation dated July 22, 2019, titled “C&N Announces Appointment of New Director.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION

Date: 7/22/19	By:	/s/ Mark A. Hughes
Mark A. Hughes Treasurer and Chief Financial Officer

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